UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017 (July 26, 2017)

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 26, 2017, Peter J. Crage gave notice of his resignation as Chief Financial Officer and Treasurer of SeaWorld Entertainment, Inc. (the “Company”) and as an officer and/or director of the Company’s subsidiaries. Mr. Crage will resign from all such positions effective as of August 1, 2017. Mr. Crage will remain as an employee of the Company through mid-August 2017, to assist with the transition of his roles to the interim Chief Financial Officer and interim Treasurer. There is no dispute between Mr. Crage and the Company with respect to any financial reporting matters, compliance or otherwise.

On July 31, 2017, the Board of Directors of the Company appointed Marc G. Swanson, currently the Company’s Chief Accounting Officer, to serve as interim Chief Financial Officer and interim Treasurer of the Company, effective as of August 1, 2017. Mr. Swanson will continue to serve as the Chief Accounting Officer of the Company. Mr. Swanson, age 46, has been the Company’s Chief Accounting Officer since 2012 and served as interim Chief Financial Officer from June 2015 until September 2015. Previously, he was Vice President, Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. He is a member of the board of directors of the SeaWorld & Busch Gardens Conservation Fund and the board of trustees of the Orlando Science Center. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a CPA. At this time, the Company has not entered into any new material compensatory contracts, plans or arrangements with Mr. Swanson or amended any material compensatory contract, plan or arrangement with Mr. Swanson.

The selection of Mr. Swanson to serve as interim Chief Financial Officer and interim Treasurer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Swanson and any director or executive officer of the Company, and there are no transactions between Mr. Swanson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 1, 2017, the Company issued a press release announcing the resignation of Mr. Crage and the appointment of Mr. Swanson as the interim Chief Financial Officer and interim Treasurer. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of SeaWorld Entertainment, Inc., dated August 1, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: August 1, 2017	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of SeaWorld Entertainment, Inc., dated August 1, 2017